Exhibit 4.1

COMMON A LIMITED LIABILITY COMPANY FORMED UNDER THE LAWS OF THE STATE OF DELAWARE SEE REVERSE FOR IMPORTANT NOTICE ON TRANSFER RESTRICTIONS AND OTHER INFORMATION CUSIP 894174 10 1 THIS CERTIFIES THAT is the owner of FULLY PAID AND NONASSESSABLE COMMON SHARES OF TRAVELCENTERS OF AMERICA LLC (the “Company”) transferable on the books of the Company by the holder hereof in person or by its duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the common limited liability company interests represented hereby are issued and shall be held subject to all of the provisions of the Amended and Restated Limited Liability Company Agreement of the Company and any Bylaws adopted by the Company and any amendments thereto. The holder of this Certificate and every transferee or assignee hereof by accepting or holding the same agrees to be bound by all of the provisions of the Amended and Restated Limited Liability Company Agreement and any Bylaws of the Company, as amended from time to time. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. IN WITNESS WHEREOF, the Company has caused this Certificate to be executed on its behalf by its duly authorized officers. Dated: PRESIDENT SECRETARY COUNTERSIGNED AND REGISTERED: WELLS FARGO BANK, N.A. TRANSFER AGENT AND REGISTRAR BY AUTHORIZED SIGNATURE AMERICAN FINANCIAL PRINTING INCORPORATED – MINNEAPOLIS THIS CERTIFICATE IS TRANSFERABLE IN SOUTH SAINT PAUL, MN.

TRAVELCENTERS OF AMERICA LLC IMPORTANT NOTICE PURSUANT AND SUBJECT TO THE TERMS OF THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF THE COMPANY, AS AMENDED FROM TIME TO TIME (THE “LIMITED LIABILITY COMPANY AGREEMENT”), THE COMPANY HAS THE AUTHORITY TO CREATE ONE OR MORE ADDITIONAL CLASSES OR SERIES OF SHARES AND ISSUE ADDITIONAL SHARES OF ANY EXISTING CLASS OR SERIES OF SHARES. THE COMPANY WILL FURNISH A FULL STATEMENT OF (i) THE AUTHORITY OF THE COMPANY TO CREATE ADDITIONAL CLASSES OR SERIES OF SHARES AND ISSUE ADDITIONAL SHARES OF ANY EXISTING CLASS OR SERIES OF SHARES, (ii) THE TERMS OF ANY EXISTING CLASS OR SERIES OF SHARES, AND (iii) SUCH OTHER INFORMATION AS IS REQUIRED BY APPLICABLE LAW, WITHOUT CHARGE TO ANY SHAREHOLDER UPON REQUEST TO THE SECRETARY OF THE COMPANY. THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON OWNERSHIP AND TRANSFER WHICH ARE OR MAY HEREAFTER BE CONTAINED IN THE LIMITED LIABILITY COMPANY AGREEMENT OR IN ANY BYLAWS ADOPTED BY THE COMPANY, AS AMENDED FROM TIME TO TIME (THE “BYLAWS”), INCLUDING PROVISIONS OF THE LIMITED LIABILITY COMPANY AGREEMENT WHICH PROHIBIT THE OWNERSHIP OF MORE THAN 9.8% OF ANY CLASS OR SERIES OF THE COMPANY’S SECURITIES BY ANY PERSON OR GROUP. THIS DESCRIPTION OF THE RESTRICTIONS UPON OWNERSHIP OR TRANSFER OF THE COMPANY’S SECURITIES IS NOT COMPLETE. A MORE COMPLETE DESCRIPTION OF THESE RESTRICTIONS AND OF VARIOUS RIGHTS AND OBLIGATIONS OF SHAREHOLDERS APPEARS IN THE COMPANY’S LIMITED LIABILITY COMPANY AGREEMENT OR BYLAWS (IF ANY), AS APPLICABLE, AND IN CERTAIN OTHER AGREEMENTS WHICH MAY FROM TIME TO TIME BE ENTERED INTO BY THE COMPANY AFFECTING THE RIGHTS AND OBLIGATIONS OF SHAREHOLDERS. COPIES OF THE COMPANY’S LIMITED LIABILITY COMPANY AGREEMENT, BYLAWS (IF ANY) AND AGREEMENTS AFFECTING THE RIGHTS AND OBLIGATIONS OF SHAREHOLDERS AS IN EFFECT FROM TIME TO TIME WILL BE SENT WITHOUT CHARGE TO ANY SHAREHOLDER UPON REQUEST TO THE SECRETARY OF THE COMPANY. The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM – as tenants in common UTMA – ____________ Custodian ____________ (Cust) (Minor) TEN ENT – as tenants by entireties under Uniform Transfers to Minors JT TEN – as joint tenants with right of survivorship Act ________________________________ and not as tenants in common (State) Additional abbreviations may also be used though not in above list. For value received ________________________________________________ hereby sell, assign, and transfer unto (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE) Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said shares on the books of the within-named Company with full power of substitution in the premises. Dated ________________ X X NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER. SIGNATURE GUARANTEED ALL GUARANTEES MUST BE MADE BY A FINANCIAL INSTITUTION (SUCH AS A BANK OR BROKER) WHICH IS A PARTICIPANT IN THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM (“STAMP”), THE NEW YORK STOCK EXCHANGE, INC. MEDALLION SIGNATURE PROGRAM (“MSP”), OR THE STOCK EXCHANGES MEDALLION PROGRAM (“SEMP”) AND MUST NOT BE DATED. GUARANTEES BY A NOTARY PUBLIC ARE NOT ACCEPTABLE. TRAVELCENTERS OF AMERICA LLC IS A DELAWARE LIMITED LIABILITY COMPANY (THE “COMPANY”). THE SHARES COVERED BY THIS CERTIFICATE ARE ISSUED AND SHALL BE HELD SUBJECT TO ALL OF THE PROVISIONS OF THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF THE COMPANY, AS AMENDED FROM TIME TO TIME (THE “LIMITED LIABILITY COMPANY AGREEMENT”) AND THE BYLAWS ADOPTED BY THE COMPANY, AS AMENDED FROM TIME TO TIME (THE “BYLAWS”). THE HOLDER OF THE SHARES COVERED BY THIS CERTIFICATE AND EVERY TRANSFEREE OR ASSIGNEE THEREOF BY ACCEPTING OR HOLDING THE SAME AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF THE LIMITED LIABILITY COMPANY AGREEMENT AND BYLAWS. THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON OWNERSHIP AND TRANSFER WHICH ARE OR MAY HEREAFTER BE CONTAINED IN THE LIMITED LIABILITY COMPANY AGREEMENT OR IN THE BYLAWS, INCLUDING PROVISIONS OF THE LIMITED LIABILITY COMPANY AGREEMENT WHICH PROHIBIT THE OWNERSHIP OF MORE THAN 9.8% OF ANY CLASS OR SERIES OF THE COMPANY’S SECURITIES BY ANY PERSON OR GROUP AND PROVISIONS OF THE BYLAWS PROHIBITING, FOR PURPOSES OF PRESERVING CERTAIN TAX BENEFITS OF THE COMPANY, TRANSFERS OF THE COMPANY’S SHARES TO THE EXTENT THAT, AS A RESULT OF SUCH TRANSFER, EITHER A PERSON, ENTITY OR GROUP WOULD OWN 5% OR MORE OF THE COMPANY’S OUTSTANDING SHARES OR THE PERCENTAGE OWNERSHIP OF ANY PERSON, ENTITY OR GROUP THEN OWNING 5% OR MORE OF THE COMPANY’S OUTSTANDING SHARES WOULD INCREASE AS A RESULT. THIS DESCRIPTION OF THE RESTRICTIONS UPON OWNERSHIP OR TRANSFER OF THE COMPANY’S SECURITIES IS NOT COMPLETE. A MORE COMPLETE DESCRIPTION OF THESE RESTRICTIONS AND OF VARIOUS RIGHTS AND OBLIGATIONS OF SHAREHOLDERS APPEARS IN THE COMPANY’S LIMITED LIABILITY COMPANY AGREEMENT OR BYLAWS, AS APPLICABLE, AND IN CERTAIN OTHER AGREEMENTS WHICH MAY FROM TIME TO TIME BE ENTERED INTO BY THE COMPANY AFFECTING THE RIGHTS AND OBLIGATIONS OF SHAREHOLDERS. COPIES OF THE COMPANY’S LIMITED LIABILITY COMPANY AGREEMENT, BYLAWS AND AGREEMENTS AFFECTING THE RIGHTS AND OBLIGATIONS OF SHAREHOLDERS AS IN EFFECT FROM TIME TO TIME WILL BE SENT WITHOUT CHARGE TO ANY SHAREHOLDER UPON REQUEST TO THE SECRETARY OF THE COMPANY. PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE